UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2006

GTSI Corp.

Incorporated in Delaware

Commission File No. 0-19394

I.R.S. Employer Identification No. 54-1248422

3901 Stonecroft Boulevard

Chantilly, Virginia  20151-1010

(703) 502-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01                                             Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 3, 2006, GTSI Corp. (“Company” or “GTSI”) received a Nasdaq Staff Determination stating that GTSI failed to satisfy the requirements for continued listing under Nasdaq Market Place Rule 4310(c)(14) as a result of GTSI’s failure to file its Annual Report on Form 10-K for the fiscal year ended December 31, 2005 with the Securities and Exchange Commission (“SEC”), and that the Company’s securities would be subject to delisting from the Nasdaq National Stock Market. GTSI expects to request a hearing before a Nasdaq Listing Qualification Panel (“Panel”) to review the Staff Determination which would stay the delisting pending the determination of the Panel.

While there is no assurance, the Company expects to avoid delisting of its common stock from The Nasdaq National Market by filing its Form 10-K for the fiscal year ended December 31, 2005 with the SEC before delisting would otherwise take effect.

The April 7, 2006 press release discussing, among other items, the receipt of this letter is attached as Exhibit 99.1 hereto.

Item 4.02               Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On April 4, 2006, the Audit Committee of GTSI Corp. (“Company” or “GTSI”) concluded that the Company’s unaudited consolidated financial statements included in GTSI’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 should no longer be relied upon because they did not recognize revenue of approximately $3.5 million which should have been recognized in the period then ended. Because of deficiencies in GTSI’s order fulfillment process, the Company, in an inadvertent error, recognized this revenue in the quarter ended June 30, 2005.

These deficiencies in the order fulfillment process had an impact on all four quarters of 2005, and the related financial adjustments will be reflected in the restated quarterly financial statements for each respective quarter upon issuance of the Form 10-K. The deficiencies in GTSI’s order fulfillment process occurred when GTSI’s suppliers shipped products directly to GTSI’s customers and the shipping dates were improperly recorded. As a result, the Company recognized the related revenue and costs in the improper quarter. The impact of these errors is that the gross margin for the quarter ended March 31, 2005 will be $0.4 million higher than previously reported.

The previously published unaudited consolidated financial statements and other financial information for the quarterly period ended March 31, 2005 will be restated in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005. In addition to this restatement, the Company has previously publicly announced that its unaudited consolidated financial statements and other financial information for the quarters ended June 30, 2005 and September 30, 2005 will be restated in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

Our Audit Committee and management have discussed the matters disclosed pursuant to this Item 4.02 in this Current Report on Form 8-K with the Company’s independent registered accounting firm. The Company expects to file its Annual Report on Form 10-K for the year ended December 31, 2005, including the restated unaudited consolidated financial statements for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005 in the near future.

Item 9.01               Financial Statements and Exhibits

(a)  None.

(b)  None.

(d) Exhibit 99.1	Press Release issued by GTSI Corp. dated April 7, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GTSI Corp.

	By:	/s/ Thomas A. Mutryn
Thomas A. Mutryn
Senior Vice President and CFO

Date: April 7, 2006